Exhibit 4.2

Broadcom Corporation

FIRST SUPPLEMENTAL INDENTURE
Dated as of November 1, 2010

Wilmington Trust FSB
Trustee

          First Supplemental Indenture dated as of November 1, 2010 between Broadcom Corporation, a California corporation (the “Company”) and Wilmington Trust FSB (“Trustee”).
RECITALS
          A. The Company and the Trustee executed and delivered an Indenture, dated as of November 1, 2010 (the “Base Indenture”), to provide for the issuance by the Company from time to time of debentures, notes or other debt instruments evidencing its indebtedness. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is herein referred to as the “Indenture.”
          B. The Company has authorized the issuance of $300,000,000 principal amount of 1.500% Senior Notes due 2013 (the “2013 Notes”) and $400,000,000 principal amount of 2.375% Senior Notes due 2015 (the “2015 Notes” and, together with the 2013 Notes, the “Notes”).
          C. The Company desires to enter into this First Supplemental Indenture pursuant to Section 9.1 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.2 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.2.11 and 2.3 of the Base Indenture.
          D. All things necessary to make this First Supplemental Indenture a valid and legally binding agreement according to its terms have been done.
          NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:
ARTICLE I
          Section 1.1. Terms of the Notes.
          The following terms relate to the Notes:
          (1) The 2013 Notes shall constitute a separate Series of Securities under the Base Indenture having the title “1.500% Senior Notes due 2013” and the 2015 Notes shall constitute a separate Series of Securities under the Base Indenture having the title “2.375% Senior Notes due 2015.”
          (2) Each of the 2013 Notes and 2015 Notes shall be issued at a price of one hundred percent (100%) of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.
          (3) The aggregate principal amount of the 2013 Notes (the “Initial 2013 Notes”) and the 2015 Notes (the “Initial 2015 Notes” and, together with the Initial 2013 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $300,000,000 and $400,000,000, respectively. The Company may from time to time, without the consent of the Holders of Notes, issue additional 2013 Notes (in any such case “Additional 2013

Notes”) or additional 2015 Notes (in any such case, “Additional 2015 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2013 Notes or the Initial 2015 Notes, as the case may be. Any Additional 2013 Notes and the Initial 2013 Notes, and any Additional 2015 Notes and the Initial 2015 Notes, as the case may be, shall each constitute a single Series under the Indenture and all references to the 2013 Notes shall include the Initial 2013 Notes and any Additional 2013 Notes, and all references to the 2015 Notes shall include the Initial 2015 Notes and any Additional 2015 Notes, unless the context otherwise requires. The aggregate principal amount of each of the Additional 2013 Notes and Additional 2015 Notes shall be unlimited.
          (4) The entire outstanding principal of the 2013 Notes shall be payable on November 1, 2013. The entire outstanding principal of the 2015 Notes shall be payable on November 1, 2015.
          (5) The rate at which the 2013 Notes shall bear interest shall be 1.500% per year plus Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The rate at which the 2015 Notes shall bear interest shall be 2.375% per year plus Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The date from which interest shall accrue on the Notes shall be November 1, 2010, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be May 1 and November 1 of each year, beginning May 1, 2011. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the April 15 and October 15 prior to each Interest Payment Date (in connection with the Notes, a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.
          (6) The Notes shall be issuable in whole in the form of one or more registered Restricted Global Securities, and the Depositary for such Restricted Global Securities shall be The Depository Trust Company, New York, New York (“DTC”). The Notes shall be substantially in the form attached hereto as Exhibit A in the case of 2013 Notes and Exhibit B in the case of 2015 Notes, the terms of which are herein incorporated by reference. The Notes shall be denominated in Dollars and shall be issuable in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.
          (7) The Notes may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.5.
          (8) The Notes will not have the benefit of any sinking fund.
          (9) Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.
          (10) The Notes will be senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness and among themselves.

          (11) The Notes are not convertible into shares of common stock or other securities of the Company.
          (12) The restrictive covenants set forth in Section 1.6 shall be applicable to the Notes.
          Section 1.2. Additional Defined Terms.
          As used herein, the following defined terms shall have the following meanings with respect to the Notes only:
          “144A Global Security” means, with respect to either Series of Notes, one or more Global Securities, bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes of such Series sold in global form in reliance on Rule 144A.
          “Additional Interest” has the meaning set forth in the Registration Rights Agreement.
          “Aggregate Debt” means, as of the date of determination, the aggregate principal amount of Indebtedness of the Company and its Subsidiaries incurred after the date of this First Supplemental Indenture and secured by Liens not permitted by Section 1.6.1.1.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security for a Series of Notes, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.
          “Attributable Liens” means, in connection with a sale and lease-back transaction, the lesser of:
          (1) the fair market value of the assets subject to such transaction (as determined in good faith by the Board of Directors or a committee thereof); and
          (2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under this Indenture (which may include debt securities in addition to the Notes) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.
          “Bankruptcy Law” has the meaning set forth in Section 1.7.1.
          “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
          “Capital Lease” means any Indebtedness represented by a lease obligation of a person incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

          “Change of Control” means the occurrence of any one or more of the following events: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of the Company’s Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Company’s Voting Stock; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of the Board of Directors cease to be Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution.
          Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of a majority of the Voting Stock of such holding company.
          “Change of Control Offer” has the meaning set forth in Section 1.6.3(a).
          “Change of Control Payment” has the meaning set forth in Section 1.6.3(a).
          “Change of Control Payment Date” has the meaning set forth in Section 1.6.3(a).
          “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
          “Clearstream” means Clearstream Bank, S.A., or its successors.

          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
          “Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.
          “Consolidated Net Tangible Assets” means, as of any date on which the Company effects a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the aggregate amount of assets (less applicable reserves) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and obligations under Capital Leases; and (b) intangible assets, to the extent included in said aggregate amount of assets, as of the end of the Company’s most recently completed accounting period for which financial statements are then available and computed in accordance with GAAP applied on a consistent basis.
          “Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who: (1) was a member of the Board of Directors on the date of this First Supplemental Indenture; or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment.
          “Custodian” has the meaning set forth in Section 1.7.1.
          “Definitive Security” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 1.3.
          “Distribution Compliance Period” means the 40-day restricted period as defined in Rule 903(b)(3) under the Securities Act.
          “Euroclear” means Euroclear Bank S.A./N.V., or its successor.
          “Event of Default” has the meaning set forth in Section 1.7.1
          “Exchange Offer” shall have the meaning set forth in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.
          “Exchange Securities” shall have the meaning set forth in the Registration Rights Agreement.

          “Indebtedness” of any specified person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such person of a demand for reimbursement following payment on the letter of credit)) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet). In addition, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified person in accordance with GAAP:
          (1) all Indebtedness of others secured by a lien on any asset of the specified person (whether or not such Indebtedness is assumed by the specified person); and
          (2) to the extent not otherwise included, any guarantee by the specified person of Indebtedness of any other person.
          Notwithstanding the foregoing, the term “Indebtedness” excludes any indebtedness of the Company or any of the Company’s Subsidiaries to the Company or a Subsidiary of the Company.
          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
          “Indirect Participant” means any entity that, with respect to DTC, clears through or maintains a direct or indirect custodial relationship with a Participant.
          “Initial Purchasers” means the Initial Purchasers set forth on Schedule A to the Purchase Agreement, dated October 27, 2010, among the Company and such Initial Purchasers relating to the initial purchase and sale of the Notes.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.
          “Interest Payment Date” means the stated due date of an installment of interest on the Notes.
          “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency.

          “Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).
          “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Liens” means, with respect to any person:
          (1) Liens on the Principal Property of any person existing at the time such person becomes a Subsidiary of the Company, provided that such Liens are not incurred in anticipation of such person’s becoming a Subsidiary of the Company and do not extend to any Property other than those of such person;
          (2) Liens on Principal Property existing at the time of acquisition thereof by the Company or a Subsidiary of the Company, or Liens thereon to secure the payment of all or any part of the purchase price thereof, or Liens on Principal Property to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;
          (3) Liens on the Principal Property of a person existing at the time such person is merged into or consolidated with the Company or a Subsidiary of the Company or otherwise acquired by the Company or a Subsidiary of the Company or at the time of sale, lease or other disposition of the properties of such person as an entirety or substantially as an entirety to the Company or a Subsidiary of the Company, provided that such Lien was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition and does not extend to any Property other than that of the person merged into or consolidated with the Company or a Subsidiary of the Company or such Property sold, leased or disposed;
          (4) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving Principal Property subject to such Liens;
          (5) Liens in the Company’s favor or in favor of any of the Company’s Subsidiaries; or

          (6) Liens consisting of deposits of Principal Property to secure (or in lieu of) safety, appeal or customs bonds in proceedings to which the Company or any of the Company’s Subsidiaries is a party in the ordinary course of its business.
          “Principal Property” means the land, improvements, buildings, fixtures and equipment (including any leasehold interest therein) constituting the principal corporate office and any manufacturing, assembly or test plant, distribution center, research facility, design facility, administrative facility, or sales and marketing facility (in each case, whether now owned or hereafter acquired) which is owned or leased by the Company or any of the Company’s Subsidiaries, unless such office, plant, center or facility has a value of less than $5.0 million or unless the Board of Directors has determined in good faith that such office, plant, center or facility is not of material importance to the total business conducted by the Company and the Company’s Subsidiaries taken as a whole.
          “Private Placement Legend” means the legend set forth in Section 1.4.1 to be placed on all Restricted Securities issued under this Indenture, except where specifically stated otherwise by the provisions of this Indenture.
          “Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Rating Agency” means each of Moody’s and S&P, and if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a Substitute Rating Agency in lieu thereof.
          “Rating Event” means the Notes cease to be rated Investment Grade by both Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by the Company of the Company’s intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible rating downgrade by either of the Rating Agencies). If either Rating Agency is not providing a rating of the Notes on any day during the Trigger Period for any reason, the rating of such Rating Agency shall be deemed to have ceased to be rated Investment Grade during the Trigger Period.
          “Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.
          “Reference Treasury Dealer” means (a) each of Banc of America Securities LLC and J.P. Morgan Securities LLC (or their respective affiliates that are primary U.S. Government securities dealers) and their respective successors; provided, however, that if either of the foregoing ceases to be a primary U.S. Government securities dealer, the Company will substitute another primary U.S. Government securities dealer and (b) two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 1, 2010, by and among the Company and the other parties named on the signature pages thereof, relating to the Notes, as such agreement may be amended or supplemented from time to time and, with respect to any debt securities (other than the Notes) issued under this Indenture as part of the same Series as the Notes, one or more registration rights agreements by and among the Company and the other parties thereto, as such agreement(s) may be amended or supplemented from time to time, relating to rights given by the Company to the purchasers of such additional debt securities to register such additional debt securities under the Securities Act.
          “Regulation S Global Security” means, with respect to any Series of Notes, one or more Global Securities, bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes of such Series initially sold in global form in reliance on Rule 903 of Regulation S.
          “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption; provided, however, that if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.
          “Restricted Definitive Security” means, with respect to any Series of Notes, one or more Definitive Securities of such Series bearing the Private Placement Legend issued under this Indenture.
          “Restricted Global Security” means, with respect to any Series of Notes, one or more Global Securities of such Series bearing the Private Placement Legend, issued under this Indenture.
          “Restricted Security” means, with respect to any Series of Notes, a Note of such Series, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such Series or (ii) eligible to be resold pursuant to Rule 144 under the Securities Act (or any similar provision then in force).
          “Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.
          “Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors or a committee thereof) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
          “Treasury Rate” means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis), computed as of the third Business Day immediately preceding that Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Business Day.
          “Unrestricted Definitive Security”, with respect to any Series of Notes, means one or more Definitive Securities representing such Series of Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.
          “Unrestricted Global Security”, with respect to any Series of Notes, means one or more permanent Global Securities representing such Series of Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.
          “Voting Stock” of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
          Section 1.3. Transfer and Exchange.
     This Section 1.3 shall replace Section 2.7 of the Base Indenture with respect to the Notes only.
          1.3.1. Registration of Transfer and Exchange. The Company shall keep, or cause to be kept, at its office or agency designated for such purpose as provided in Section 2.4 of the Base Indenture, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Notes and the transfers of Notes as provided in Article II of the Base Indenture and which at all reasonable times shall be open for inspection by the Trustee.
          To permit registrations of transfers and exchanges, the Company shall execute a new Note or Notes of the same Series as the Note presented for a like aggregate principal amount and in authorized denominations and the Trustee shall authenticate and deliver such Note or Notes upon receipt of a Company Order for the authentication and delivery of such Notes. The

Trustee shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Prior to such due presentment for the registration of a transfer of any Note, the Trustee, the Company, any Paying Agent and the Registrar may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Company, the Paying Agent or the Registrar shall be affected by notice to the contrary.
          All certifications, certificates and opinions of counsel required to be submitted to the Trustee pursuant to this Section 1.3 to effect a registration of transfer or exchange may be submitted by facsimile, pdf or other electronic means.
          1.3.2. Service Charge. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6 of the Base Indenture).
          1.3.3. Transfer and Exchange of Global Securities. A Global Security may not be exchanged for Notes registered in the names of Holders other than the Depository except as provided in Section 2.14.2 of the Base Indenture. In any such event, the Company will execute the Definitive Securities of such Series, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such Series and, subject to this Section 1.3, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, if applicable, will authenticate and deliver such Definitive Securities in exchange for such Global Security. Upon the exchange of the Global Security of such Series for such Definitive Securities of such Series, the Global Security shall be canceled by the Trustee. Such Definitive Securities shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall in writing instruct the Trustee.
          Except as provided in Sections 2.8 and 2.11 of the Base Indenture, a Global Security may not be exchanged for another Note other than as provided in this Section 1.3.3; provided that, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 1.3.4, 1.3.5 or 1.3.8.
          1.3.4. Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities of a Series shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities of a Series shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (a) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security of a Series may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security of a Series may be transferred to persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such Series. Subject to Section 1.3.4(d), no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 1.3.4(a).
     (b) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. Subject to Section 1.3.3, in connection with all transfers and exchanges of beneficial interests that are not subject to Section 1.3.4(a) above, the transferor of such beneficial interest must deliver to the Registrar, as applicable, either:
     (i) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security of such Series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the relevant Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (ii) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to cause to be issued a Definitive Security of such Series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (ii)(1) above.
Upon consummation of an Exchange Offer by the Company in accordance with Section 1.3.8, the requirements of this Section 1.3.4(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions delivered by the holder of such beneficial interests in the Restricted Global Securities of such Series. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities of a Series contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security or Notes of such Series pursuant to Section 1.3.9.

     (c) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security of a Series may be transferred to a person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security of the same Series if the transfer complies with the requirements of Section 1.3.4(b) and the Registrar receives the following:
     (i) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security of such Series, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and
     (ii) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security of such Series, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.
     (d) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security of any Series may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security of such Series or transferred to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such Series if the exchange or transfer complies with the requirements of Section 1.3.4(b) and:
     (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 1.3.8, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (1) a Broker-Dealer, (2) a person participating in the distribution of the Exchange Securities or (3) a person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company;
     (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (iv) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Security of such Series proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security of such Series, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Security of such Series proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such Series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Security of such Series has not yet been issued, the Company shall issue and, upon receipt of a Company Order for the authentication of such Unrestricted Global Securities in accordance with Section 2.3 of the Base Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities of such Series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred pursuant to subparagraph (ii) or (iv) above. Beneficial interests in an Unrestricted Global Security of a Series cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security of such Series.
          1.3.5. Transfer or Exchange of Beneficial Interests for Definitive Securities. Subject to Section 1.3.3,
     (a) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security of a Series proposes to exchange such beneficial interest for a Restricted Definitive Security of such Series or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Restricted Definitive Security of such Series, then, upon receipt by the Registrar of the following documentation:
     (i) if the holder of such beneficial interest in a Restricted Global Security of such Series proposes to exchange such beneficial interest for a Restricted Definitive Security of such Series, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;
     (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
     (iii) if such beneficial interest is being transferred to a person who is not a U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
     (iv) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

     (v) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
     (vi) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or
     (vii) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Security of such Series to be reduced accordingly pursuant to Section 1.3.9, and the Company shall execute a Restricted Definitive Security of such Series in the appropriate principal amount and, upon receipt of a Company Order for the authentication and delivery of such Restricted Definitive Security pursuant to Section 2.3 of the Base Indenture, the Trustee shall authenticate and deliver to the person designated in the instructions such Restricted Definitive Security. Any Restricted Definitive Security of such Series issued in exchange for a beneficial interest in a Restricted Global Security of such Series pursuant to this Section 1.3.5 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary for such Series and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Securities of such Series to the persons in whose names such Notes are so registered. Any Restricted Definitive Security of such Series issued in exchange for a beneficial interest in a Restricted Global Security of such Series pursuant to this Section 1.3.5(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (b) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security of a Series may exchange such beneficial interest for an Unrestricted Definitive Security of such Series or may transfer such beneficial interest to a person who takes delivery thereof in the form of an Unrestricted Definitive Security of such Series only if:
     (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 1.3.8, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (1) a Broker-Dealer, (2) a person participating in the distribution of the Exchange Securities or (3) a person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company;

     (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (iv) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Security of such Series proposes to exchange such beneficial interest for an Unrestricted Definitive Security of such Series, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Security of such Series proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of an Unrestricted Definitive Security of such Series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (c) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security of a Series proposes to exchange such beneficial interest for an Unrestricted Definitive Security of such Series or to transfer such beneficial interest to a person who takes delivery thereof in the form of an Unrestricted Definitive Security of such Series, then, upon satisfaction of the conditions set forth in Section 1.3.4(b), the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Security of such Series to be reduced accordingly pursuant to Section 1.3.9, and the Company shall execute an Unrestricted Definitive Security of such Series in the appropriate principal amount and, upon receipt of a Company Order for the authentication and delivery of such Unrestricted Definitive Security in accordance with Section 2.3 of the Base Indenture, the Trustee shall authenticate and deliver to the person designated in the instructions such Unrestricted Definitive Security. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 1.3.5(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary for such Series and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Securities to the persons in whose names such Notes are so registered. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 1.3.5(c) shall not bear the Private Placement Legend.

          1.3.6. Transfer and Exchange of Definitive Securities for Beneficial Interests.
     (a) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security of a Series proposes to exchange such Note for a beneficial interest in a Restricted Global Security of such Series or to transfer such Restricted Definitive Securities of such Series to a person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security of such Series, then, upon receipt by the Trustee of the following documentation:
     (i) if the Holder of such Restricted Definitive Security of such Series proposes to exchange such Note for a beneficial interest in a Restricted Global Security of such Series, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;
     (ii) if such Restricted Definitive Security of such Series is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
     (iii) if such Restricted Definitive Security of such Series is being transferred to a person who is not a U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
     (iv) if such Restricted Definitive Security of such Series is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;
     (v) if such Restricted Definitive Security of such Series is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
     (vi) if such Restricted Definitive Security of such Series is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or
     (vii) if such Restricted Definitive Security of such Series is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security of such Series, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Security of such Series and, in the case of clause (ii) above, the 144A Global Security of such Series and, in the case of clause (iii) above, the Regulation S Global Security of such Series as applicable.
     (b) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security of a Series may exchange such Note for a beneficial interest in an Unrestricted Global Security of such Series or transfer such Restricted Definitive Security of such Series to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such Series only if:
     (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 1.3.8, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (1) a Broker-Dealer, (2) a person participating in the distribution of the Exchange Securities or (3) a person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company;
     (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (iv) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Securities of such Series proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Security of such Series, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Securities of such Series proposes to transfer such Notes to a person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security of such Series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this Section 1.3.6(b), the Trustee shall cancel the Restricted Definitive Securities of such Series so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security of such Series.
     (c) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security of a Series may exchange such Note for a beneficial interest in an Unrestricted Global Security of such

Series or transfer such Definitive Securities of such Series to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such Series at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities of such Series. If any such exchange or transfer from a Definitive Security of a Series to a beneficial interest is effected pursuant to Sections 1.3.6(b)(ii), 1.3.6(b)(iv) or 1.3.6(c) at a time when an Unrestricted Global Security of such Series has not yet been issued, the Company shall issue and, upon receipt of a Company Order for the authentication of such Unrestricted Global Security in accordance with Section 2.3 of the Base Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities of such Series in an aggregate principal amount equal to the principal amount of Definitive Securities of such Series so transferred.
          1.3.7. Transfer and Exchange of Definitive Securities for Definitive Securities. Upon written request by a Holder of Definitive Securities of a Series and such Holder’s compliance with the provisions of this Section 1.3.7, the Trustee shall register the transfer or exchange of Definitive Securities of such Series pursuant to the provisions of Section 1.3.1. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities of such Series duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition to the requirements set forth in Section 1.3.1, the requesting Holder shall provide any additional certifications, documents, and information, as applicable, required pursuant to the following provisions of this Section 1.3.7.
     (a) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security of a Series may be transferred to and registered in the name of persons who take delivery thereof in the form of a Restricted Definitive Security of such Series if the Registrar receives the following:
     (i) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
     (ii) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and
     (iii) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinions of Counsel required by item (3) thereof, if applicable.

     (b) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security of a Series may be exchanged by the Holder thereof for an Unrestricted Definitive Security of such Series or transferred to a person or persons who take delivery thereof in the form of an Unrestricted Definitive Security of such Series if:
     (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 1.3.8, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (1) a Broker-Dealer, (2) a person participating in the distribution of the Exchange Securities or (3) a person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company;
     (ii) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (iii) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (iv) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Securities of such Series proposes to exchange such Notes for an Unrestricted Definitive Security of such Series, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Securities of such Series proposes to transfer such Notes to a person who shall take delivery thereof in the form of an Unrestricted Definitive Security of such Series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (c) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities of a Series may transfer such Notes to a person who takes delivery thereof in the form of an Unrestricted Definitive Security of such Series in accordance with Section 1.3.1. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities of such Series pursuant to the instructions from the Holder thereof.
          1.3.8. Exchange Offer. Upon the consummation of the Exchange Offer for a Series of Notes in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order for the authentication of Unrestricted Global Securities of such Series in accordance with Section 2.3 of the Base Indenture and an Opinion of Counsel for the Company as to certain matters discussed in this Section 1.3.8, the Trustee shall authenticate

(i) one or more Unrestricted Global Securities of such Series in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Securities of such Series tendered for acceptance by persons that certify that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Securities and (3) they are not affiliates (as defined in Rule 144 under the Securities Act) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Restricted Definitive Securities of such Series exchanged or transferred for beneficial interests in Unrestricted Global Securities of such Series in connection with the Exchange Offer pursuant to Section 1.3.6(b) by persons that certify that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Securities and (3) they are not affiliates (as defined in Rule 144 under the Securities Act) of the Company and (ii) Unrestricted Definitive Securities of such Series in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities of such Series accepted for exchange in the Exchange Offer (other than Restricted Definitive Securities of such Series described in clause (i)(B) immediately above) and tendered for acceptance by persons that certify that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Securities and (3) they are not affiliates (as defined in Rule 144 under the Securities Act) of the Company. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities of such Series to be reduced accordingly, and the Company shall execute and, upon receipt of a Company Order for the authentication and delivery of such Unrestricted Definitive Securities of such Series in accordance with Section 2.3 of the Base Indenture, the Trustee shall authenticate and deliver to the persons designated by the Holders of Definitive Securities of such Series so accepted Unrestricted Definitive Securities of such Series in the appropriate principal amount. The Opinion of Counsel for the Company referenced above shall state that the Exchange Securities have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of this Indenture and delivered in exchange for Securities in accordance with the terms of this Indenture and the Exchange Offer, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to customary exceptions.
          1.3.9. Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security of a Series have been exchanged for Definitive Securities of such Series or a particular Global Security of a Series has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security of such Series shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security of such Series is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Security of such Series or for Definitive Securities of such Series, the principal amount of Notes of such Series represented by such Global Security shall be reduced accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Security of such Series, such other Global Security shall be increased accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          1.3.10. No Exchange or Transfer. Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Notes of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.
          Section 1.4. Legend.
          This Section 1.4 shall replace Section 2.14.3 of the Base Indenture with respect to the Notes only.
          1.4.1. Each Restricted Security (and all Restricted Securities issued in exchange therefor or substitution thereof) shall bear a Private Placement Legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (I) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; OR (B) IT IS OUTSIDE THE UNITED STATES AND IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE ISSUER OR ONE OF ITS AFFILIATES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (II) AGREES THAT IT WILL, AND EACH SUBSEQUENT ACQUIRER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (I) ABOVE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY

REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”
     (a) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to Sections 1.3.4(d), 1.3.5(b), 1.3.5(c), 1.3.6(b), 1.3.6(c), 1.3.7(b), 1.3.7(c) or 1.3.8 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
          Section 1.5. Optional Redemption.
          1.5.1. The provisions of Article III of the Base Indenture, as amended by the provisions of this First Supplemental Indenture, shall apply to the Notes.
          1.5.2. At the Company’s option, the Notes may be redeemed or purchased, in each case, in whole or in part at any time or from time to time prior to the Stated Maturity of each respective Series of Notes. Upon such redemption of the Notes, the Company shall pay a Redemption Price equal to the greater of:
     (a) 100% of the aggregate principal amount of the Notes to be redeemed; and
     (b) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the 2013 Notes and 20 basis points in the case of the 2015 Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.
          1.5.3. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date for the Notes, interest shall cease to accrue on the Notes or portions thereof called for redemption. On or before the Redemption Date for the Notes, the Company shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes are to be redeemed, the Notes shall be redeemed in accordance with Section 3.3 of the Base Indenture.
          1.5.4. Notice of any redemption shall be sent by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed.
          1.5.5. At any time, the Company may repurchase Notes in the open market and may hold such Notes or surrender such Notes to the Trustee for cancellation pursuant to Section 2.12 of the Base Indenture.

          Section 1.6. Additional Covenants.
          The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding:
          1.6.1. Limitation on Liens.
     1.6.1.1. The Company will not (nor will the Company permit any of its Subsidiaries to) create or incur any Lien on any Principal Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of the Company’s Indebtedness or that of any of its Subsidiaries, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(a)	Liens existing as of the issue date of the Notes;

(b)	Liens granted after the issue date, created in favor of the Holders of the Notes;

(c)	Liens securing the Company’s Indebtedness or the Indebtedness of any of its Subsidiaries which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Indenture so long as such Liens are limited to all or part of the same Principal Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased;

(d)	Liens created in substitution of or as replacements for any Liens permitted by clauses (a), (b) and (c) above, provided that, based on a good faith determination by the Board of Directors or a committee thereof, our chief executive officer or our chief financial officer, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced; and

(e)	Permitted Liens.
     1.6.1.2. Notwithstanding the foregoing, the Company and its Subsidiaries may, without securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 15% of the Company’s Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien or (ii) $300.0 million.
          1.6.2. Limitation on Sale and Lease-Back Transactions.
          The Company will not (nor will the Company permit any Subsidiary of the Company to) enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, of the Company or any Subsidiary of the Company, unless:
     (a) such transaction was entered into prior to the issue date of the Notes;
     (b) such transaction involves a lease for less than three years;
     (c) such transaction involves the sale and leasing back to the Company of any Principal Property by one of its Subsidiaries or the sale and leasing back to one of the Company’s Subsidiaries by another of the Company’s Subsidiaries;
     (d) the Company or such Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the Principal Property to be leased in an amount at least equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Notes pursuant to Section 1.6.1 above; or
     (e) the Company applies an amount equal to the fair market value of the Principal Property sold, within 180 days of such sale and lease-back transaction, to any of (or a combination of) (a) the prepayment or retirement of the Notes, (b) the prepayment or retirement of Indebtedness for borrowed money of the Company or a Subsidiary of the Company (other than Indebtedness that is subordinated to the Notes) or (c) the purchase, construction, development, expansion or improvement of Principal Property.
     1.6.3. Purchase of Notes upon a Change of Control Triggering Event.
     (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the Notes as described in Section 1.5, each Holder of Notes will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
          Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company must send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs, other than as may be required by law (the “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of

Definitive Securities electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or Holders of Global Securities must transfer their Notes to the Paying Agent by book-entry transfer pursuant to the Applicable Procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:
     (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate Principal Amount of Notes or portions of Notes being repurchased by the Company.
     (c) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements for such an offer made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under this Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
     (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of this Section 1.6.3, the Company will comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.6.3 by virtue of any such conflict.
          Section 1.7. Defaults and Remedies.
          1.7.1. Events of Default.
          This Section 1.7.1 shall replace Section 6.1 of the Base Indenture with respect to the Notes only.

          Each of the following is an “Event of Default” with respect to the Notes:
     (a) default in the payment of any interest, including any Additional Interest, on the Notes of such Series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such 30-day period);
     (b) default in the payment of principal of the Notes of such Series when due and payable;
     (c) default in the performance or breach of any other covenant or warranty by the Company in this Indenture (other than a covenant or warranty that has been included in this Indenture solely for the benefit of a Series of debt securities other than the Notes of such Series), which default continues uncured for a period of 60 days after the Company receives, by registered or certified mail, written notice from the Trustee or the Company and the Trustee receive, by registered or certified mail, written notice from the holders of not less than 25% in principal amount of the outstanding Notes of such Series as provided in this Indenture;
     (d) the Company pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) generally is unable to pay its debts as the same become due; or
     (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company in an involuntary case;
     (ii) appoints a Custodian of the Company or for all or substantially all of its property; or
     (iii) orders the liquidation of the Company,
     and the order or decree remains unstayed and in effect for 60 days.

     The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
          No Event of Default with respect to a Series of Notes (other than an Event of Default referred to in Section 1.7.1(d) or (e)) necessarily constitutes an Event of Default with respect to any other Series of debt securities.
          1.7.2. Acceleration of Maturity; Recession and Annulment.
          This Section 1.7.2 shall replace Section 6.2 of the Base Indenture with respect to the Notes only.
          If an Event of Default with respect to a Series of Notes occurs and is continuing (other than an Event of Default referred to in Section 1.7.1(d) or 1.7.1(e)), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes of that Series may declare the principal amount of and accrued and unpaid interest, if any, on all Notes of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 1.7.1(d) or 1.7.1(e) shall occur, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Notes.
          At any time after such a declaration of acceleration with respect to a Series of Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Indenture, the Holders of a majority in principal amount of the outstanding Notes of that Series, by written notice to the Company and the Trustee, may rescind and annul such a declaration and its consequences if all Events of Default with respect to the Notes of that Series, other than the non-payment of accelerated principal and interest, if any, with respect to the Notes of that Series, have been cured or waived as provided in this Indenture.
          No such rescission shall affect any subsequent Default or impair any right consequent thereon.
          1.7.3. Limitation on Suits.
          This Section 1.7.3 shall replace Section 6.7 of the Base Indenture with respect to the Notes only.
          No Holder of any Notes of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of that Series;

     (ii) the Holders of at least 25% in principal amount of the outstanding Notes of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;
     (iii) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request;
     (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and
     (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes of that Series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series.
ARTICLE II
MISCELLANEOUS
          Section 2.1. Definitions.
          Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.
          Section 2.2. Confirmation of Indenture.
          The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.
          Section 2.3. Governing Law.
          THIS INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

          Section 2.4. Severability.
          In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 2.5. Counterparts.
          This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          Section 2.6. No Benefit.
          Nothing in this First Supplemental Indenture, express or implied, shall give to any person other than the parties hereto and their successors or assigns, and the Holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

BROADCOM CORPORATION
By:	/s/ Scott A. McGregor
	Name:	Scott A. McGregor
	Title:	President and Chief Executive Officer

By:	/s/ Eric K. Brandt
	Name:	Eric K. Brandt
	Title:	Executive Vice President and Chief Financial Officer

First Supplemental Indenture

WILMINGTON TRUST FSB, as Trustee
By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

First Supplemental Indenture

EXHIBIT A
FORM OF 1.500% SENIOR NOTES DUE 2013
[Insert the Private Placement Legend and/or the Global Security legend, as applicable]
1.500% SENIOR NOTES DUE 2013

No. [ ]	$[ ]
CUSIP No. [ ][1]
BROADCOM CORPORATION
promises to pay to      or registered assigns, the principal sum of [     ] Dollars on November 1, 2013.
Interest Payment Dates: May 1 and November 1
Record Dates: April 15 and October 15
     Each holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.
     This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	144A: 111320AA5 Reg S: U11086AA0

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.3 of the Base Indenture.
Date: [     ]

BROADCOM CORPORATION
By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the 1.500% Senior Notes due 2013 issued by Broadcom Corporation of the Series designated therein referred to in the within-mentioned Indenture.
Date: [     ]

WILMINGTON TRUST FSB, as Trustee
By:
Authorized Signatory

Broadcom Corporation
1.500% Senior Notes due 2013
          This note is one of a duly authorized Series of debt securities of Broadcom Corporation, a California corporation (the “Company”), issued or to be issued in one or more Series under and pursuant to an Indenture for the Company’s debentures, notes or other debt instruments evidencing its Indebtedness, dated as of November 1, 2010 (the “Base Indenture”), duly executed and delivered by and among the Company and Wilmington Trust FSB (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 1, 2010 (the “First Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in Series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This note is one of the Series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.
     1. Interest. The rate at which the Notes shall bear interest shall be 1.500% per year plus Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The date from which interest shall accrue on the Notes shall be November 1, 2010, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be May 1 and November 1 of each year, beginning May 1, 2011. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the April 15 and October 15 prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.
     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will be paid upon presentation and surrender of such Notes as provided in the Indenture. The principal of and the interest on the Notes shall be payable in Dollars, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.
     3. Paying Agent and Registrar. Initially, Wilmington Trust FSB, the Trustee, will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Holder.
     4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Notes are senior unsecured obligations of the Company and constitute the Series designated on the face hereof as the “1.500% Senior Notes due 2013”, initially limited to $300,000,000 in aggregate principal amount. The Company will furnish to any Holders upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Broadcom Corporation, 5300 California Avenue, Irvine, CA 92617 Attention: General Counsel.
     5. Optional Redemption. At the Company’s option, the Notes may be redeemed or purchased, in each case, in whole or in part at any time or from time to time prior to the Stated Maturity of the Notes, as provided in Section 1.5 of the First Supplemental Indenture.
The Notes will not have the benefit of any sinking fund.
     6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Note as described in Section 1.5 of the First Supplemental Indenture, the Holder of this Note will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Note pursuant to the Change of Control Offer, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of a Holder of this Note on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company must send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, in accordance with Section 1.6.3 of the First Supplemental Indenture, which notice shall govern the terms of the Change of Control Offer.
     7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in Section 1.3 of the Indenture. The Notes may be presented for exchange or for registration of transfer at the office of the Company or its agency designated by the Company for such purpose. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6 of the Base Indenture). Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.
     8. Persons Deemed Owners. The person in whose name this Note is registered may be treated as its owner for all purposes.

     9. Repayment to the Company. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
     10. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder: (a) to cure any ambiguity, defect or inconsistency, (b) to comply with Article V of the Base Indenture (c) to provide for uncertificated Notes in addition to or in place of certificated Notes, (d) to make any change that does not adversely affect the rights of any Holder, (e) to provide for the issuance of and establish the form and terms and conditions of Notes as permitted by the Indenture, (f) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, or (g) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA. The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes. Except as provided in Section 6.13 of the Base Indenture, the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes) may waive compliance by the Company with any provision of the Indenture or the Notes.
     11. Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default in Sections 1.7.1(d) or 1.7.1(e) of the First Supplemental Indenture), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 1.7.1(d) or 1.7.1(e) of the First Supplemental Indenture shall occur, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Notes. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered the Trustee security or indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

     12. Trustee May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Registrar.
     13. No Recourse Against Others. A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
     14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.
     15. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Note.
     16. Additional Amounts. The Company is obligated to pay Additional Amounts on this Note to the extent provided in the Indenture.
     17. Registration Rights Agreement. In addition to the rights provided to the Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of November 1, 2010, by and among the Company and the other parties named on the signature pages thereof.
     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     19. Governing Law. THE INDENTURE AND THIS NOTE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

ASSIGNMENT FORM
     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:
___________________________
     (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: __________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 1.6.3 of the First Supplemental Indenture, check the box:
☐	1.6.3 Change of Control Triggering Event
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.6.3 of the First Supplemental Indenture, state the amount: $______.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Tax I.D. number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY *
     The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

			Principal Amount of this	Signature of
	Amount of decrease in	Amount of increase in	Global Security	authorized officer
	Principal Amount of	Principal Amount of	following such decrease	of Trustee or
Date of Exchange	this Global Security	this Global Security	(or increase)	Custodian

*	This schedule should be included only if the Security is issued in global form.

EXHIBIT B
FORM OF 2.375% SENIOR NOTES DUE 2015
[Insert the Private Placement Legend and/or the Global Security legend, as applicable]
2.375% SENIOR NOTES DUE 2015

No. [ ]	$[ ]
CUSIP No. [ ]1
BROADCOM CORPORATION
promises to pay to                     or registered assigns, the principal sum of [          ] Dollars on November 1, 2015.
Interest Payment Dates: May 1 and November 1
Record Dates: April 15 and October 15
     Each holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.
     This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	144A: 111320AC1

Reg S: U11086AB8

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.3 of the Base Indenture.
Date: [           ]

BROADCOM CORPORATION
By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the 2.375% Senior Notes due 2015 issued by Broadcom Corporation of the Series designated therein referred to in the within-mentioned Indenture.
Date: [          ]

WILMINGTON TRUST FSB, as Trustee
By:
Authorized Signatory

Broadcom Corporation
2.375% Senior Notes due 2015
          This note is one of a duly authorized Series of debt securities of Broadcom Corporation, a California corporation (the “Company”), issued or to be issued in one or more Series under and pursuant to an Indenture for the Company’s debentures, notes or other debt instruments evidencing its Indebtedness, dated as of November 1, 2010 (the “Base Indenture”), duly executed and delivered by and among the Company and Wilmington Trust FSB (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 1, 2010 (the “First Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in Series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This note is one of the Series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.
     1. Interest. The rate at which the Notes shall bear interest shall be 2.375% per year plus Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The date from which interest shall accrue on the Notes shall be November 1, 2010, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be May 1 and November 1 of each year, beginning May 1, 2011. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the April 15 and October 15 prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.
     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will be paid upon presentation and surrender of such Notes as provided in the Indenture. The principal of and the interest on the Notes shall be payable in Dollars, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.
     3. Paying Agent and Registrar. Initially, Wilmington Trust FSB, the Trustee, will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Holder.
     4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Notes are senior unsecured obligations of the Company and constitute the Series designated on the face hereof as the “2.375% Senior Notes due 2015”, initially limited to $400,000,000 in aggregate principal amount. The Company will furnish to any Holders upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Broadcom Corporation, 5300 California Avenue, Irvine, CA 92617 Attention: General Counsel.
     5. Optional Redemption. At the Company’s option, the Notes may be redeemed or purchased, in each case, in whole or in part at any time or from time to time prior to the Stated Maturity of the Notes, as provided in Section 1.5 of the First Supplemental Indenture.
     The Notes will not have the benefit of any sinking fund.
     6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Note as described in Section 1.5 of the First Supplemental Indenture, the Holder of this Note will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Note pursuant to the Change of Control Offer, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of a Holder of this Note on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company must send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, in accordance with Section 1.6.3 of the First Supplemental Indenture, which notice shall govern the terms of the Change of Control Offer.
     7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in Section 1.3 of the Indenture. The Notes may be presented for exchange or for registration of transfer at the office of the Company or its agency designated by the Company for such purpose. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6 of the Base Indenture). Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

     8. Persons Deemed Owners. The person in whose name this Note is registered may be treated as its owner for all purposes.
     9. Repayment to the Company. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
     10. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder: (a) to cure any ambiguity, defect or inconsistency, (b) to comply with Article V of the Base Indenture (c) to provide for uncertificated Notes in addition to or in place of certificated Notes, (d) to make any change that does not adversely affect the rights of any Holder, (e) to provide for the issuance of and establish the form and terms and conditions of Notes as permitted by the Indenture, (f) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, or (g) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA. The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes. Except as provided in Section 6.13 of the Base Indenture, the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes) may waive compliance by the Company with any provision of the Indenture or the Notes.
     11. Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default in Sections 1.7.1(d) or 1.7.1(e) of the First Supplemental Indenture), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 1.7.1(d) or 1.7.1(e) of the First Supplemental Indenture shall occur, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Notes. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered the Trustee security or indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.
     12. Trustee May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Registrar.
     13. No Recourse Against Others. A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
     14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.
     15. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Note.
     16. Additional Amounts. The Company is obligated to pay Additional Amounts on this Note to the extent provided in the Indenture.
     17. Registration Rights Agreement. In addition to the rights provided to the Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of November 1, 2010, by and among the Company and the other parties named on the signature pages thereof.
     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     19. Governing Law. THE INDENTURE AND THIS NOTE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

ASSIGNMENT FORM
     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:
________________________________
     (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 1.6.3 of the First Supplemental Indenture, check the box:
☐	1.6.3 Change of Control Triggering Event
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.6.3 of the First Supplemental Indenture, state the amount: $______.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Tax I.D. number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY *
     The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

			Principal Amount of this	Signature of
	Amount of decrease in	Amount of increase in	Global Security	authorized officer
	Principal Amount of	Principal Amount of	following such decrease	of Trustee or
Date of Exchange	this Global Security	this Global Security	(or increase)	Custodian

*	This schedule should be included only if the Security is issued in global form.

EXHIBIT C
FORM OF CERTIFICATE OF TRANSFER
Broadcom Corporation
5300 California Avenue
Irvine, CA 92617
Attention: General Counsel
Wilmington Trust FSB
246 Goose Lane, Suite 105
Guilford, CT 06437
Attn: Joseph P. O’Donnell
Re: [1.500% SENIOR NOTES DUE 2013][2.375% SENIOR NOTES DUE 2015]
Ladies and Gentlemen,
     Reference is hereby made to the indenture, dated as of November 1, 2010 (the “Base Indenture”), between Broadcom Corporation, a California corporation (the “Company”) and Wilmington Trust FSB, as trustee (the “Trustee”), as supplemented by that certain first supplemental indenture dated as of November 1, 2010 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. _____ (the “Transferor”) owns and proposes to transfer the Note or Notes or interest[s] in such Note or Notes specified in Annex A hereto, in the principal amount of $_____ in such Note or Notes or interest[s] (the “Transfer”), to _____ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (y) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (z) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. Person (as such is defined in Regulation S) or for the account or benefit of a U.S. Person (other than an initial purchaser of the Notes) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):
          (a) ☐ Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
          (b) ☐ Such Transfer is being effected to the Company or a Subsidiary thereof; or
          (c) ☐ Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
          (d) ☐ Such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 under the Securities Act, or Rule 903 or Rule 904 of Regulation S under the Securities Act, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted

Definitive Security and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form attached as Exhibit E to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Security and in the Indenture and the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.
          (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture and the Securities Act.
          (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture and the Securities Act.
          (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 under the Securities Act, or Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated: ,

[Insert Name of Transferor]

By:

Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐	a beneficial interest in the:
(i)	☐	144A Global Security (CUSIP _____), or

(ii)	☐	Regulation S Global Security (CUSIP _____), or
(b)	☐	a Restricted Definitive Security.
2.	After the transfer the Transferee will hold:
(a)	☐	a beneficial interest in the:
(i)	☐	144A Global Security (CUSIP _____), or

(ii)	☐	Regulation S Global Security (CUSIP _____), or

(iii)	☐	Unrestricted Global Security (CUSIP _____), or
(b)	☐	a Restricted Definitive Security; or

(c)	☐	an Unrestricted Definitive Security,
in accordance with the terms of the Indenture.

EXHIBIT D
FORM OF CERTIFICATE OF EXCHANGE
Broadcom Corporation
5300 California Avenue
Irvine, CA 92617
Attention: General Counsel
Wilmington Trust FSB
246 Goose Lane, Suite 105
Guilford, CT 06437
Attn: Joseph P. O’Donnell
Re: [1.500% SENIOR NOTES DUE 2013][2.375% SENIOR NOTES DUE 2015]
Ladies and Gentlemen,
     Reference is hereby made to the indenture, dated as of November 1, 2010 (the “Base Indenture”), between Broadcom Corporation, a California corporation (the “Company”) and Wilmington Trust FSB, as trustee (the “Trustee”), as supplemented by that certain first supplemental indenture dated as of November 1, 2010 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. _____, (the “Owner”) owns and proposes to exchange the Note or Notes or interest[s] in such Note or Notes specified herein, in the principal amount of $_____ in such Note or Notes or interest[s] (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security.
          (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security in an equal principal amount, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
          (c) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
          (d) ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
     2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities.
          (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.
          (b) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the: [CHECK ONE] ☐ 144A Global Security or ☐ Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:

Name:
Title:

Dated:

EXHIBIT E
FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR
Broadcom Corporation
5300 California Avenue
Irvine, CA 92617
Attention: General Counsel
Wilmington Trust FSB
246 Goose Lane, Suite 105
Guilford, CT 06437
Attn: Joseph P. O’Donnell
Re: [1.500% SENIOR NOTES DUE 2013][2.375% SENIOR NOTES DUE 2015]
Ladies and Gentlemen,
     Reference is hereby made to the indenture, dated as of November 1, 2010 (the “Base Indenture”), between Broadcom Corporation, a California corporation (the “Company”) and Wilmington Trust FSB, as trustee (the “Trustee”), as supplemented by that certain first supplemental indenture dated as of November 1, 2010 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $_____ aggregate principal amount of: (a) a beneficial interest in a Global Security, or (b) a Definitive Security, we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (1) to the Company or any of its subsidiaries, (2) in the United States to a person whom the seller reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (3) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (4) to an institutional “accredited investor” (as defined below) that, prior to such transfer furnishes (or has furnished on its behalf by a U.S. Broker-Dealer) to you and to the

E-1

Company a signed letter substantially in the form of this letter and an Opinion of Counsel in the form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (5) pursuant to an effective registration statement under the Securities Act, in each of cases (1) through (5) in accordance with any applicable securities laws of any state of the United States, and we further agree to notify any purchaser of the Notes from us of the resale restrictions referred to above.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the initial purchasers of the Notes.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated: ,

[Insert Name of Accredited Investor]

By:

Name:
Title:

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